AMENDMENT No. 6 TO PURCHASE AGREEMENT AND WAIVER

                  AMENDMENT No. 6 TO PURCHASE AGREEMENT AND WAIVER, dated as of August 13, 1999, among MERISEL AMERICAS, INC. ("Merisel Americas"), MERISEL CAPITAL FUNDING, INC. ("Merisel Capital Funding"), REDWOOD RECEIVABLES CORPORATION ("Redwood") and GENERAL ELECTRIC CAPITAL CORPORATION ("GE Capital").

                  WHEREAS, Merisel Americas, as originator (in such capacity, the "Originator") and Merisel Capital Funding are parties to an Amended and Restated Receivables Transfer Agreement, dated as of September 27, 1996, as amended by Amendment No. 1, dated as of November 7, 1996, Amendment No. 2, dated as of December 19, 1997 and Amendment No. 3, dated as of July 31, 1998 (the Transfer Agreement").

                  WHEREAS, Merisel Capital Funding, as seller (in such capacity, the "Seller"), Redwood as purchaser (in such capacity, the "Purchaser"), GE Capital, as operating agent (in such capacity, the "Operating Agent") and collateral agent (in such capacity, the "Collateral Agent") and Merisel Americas, as servicer (in such capacity, the "Servicer") are parties to an Amended and Restated Receivables Purchase and Servicing Agreement, dated as of September 27, 1996, as amended by Amendment No. 1, dated as of November 7, 1996, Amendment No. 2, dated as of December 19, 1997, Amendment No. 3, dated as of July 31, 1998, Amendment No. 4, dated as of February 22, 1999 and Amendment No. 5, dated as of May 12, 1999 (the "Purchase Agreement");

                  WHEREAS, the Seller and the Servicer have requested that the Purchaser, the Operating Agent and the Collateral Agent waive and amend certain financial covenants contained in the Purchase Agreement, subject to the terms and conditions hereof.

                  WHEREAS,  the  parties  hereto  desire to amend  the  Purchase
Agreement   (such   amendments   collectively   referred   to  herein  as  these
"Amendments").

                  FOR GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND ADEQUACY OF WHICH ARE HEREBY ACKNOWLEDGED, THE PARTIES HERETO, INTENDING TO BE LEGALLY BOUND HEREBY, AGREE AS

FOLLOWS:

                                     ARTICLE I

                                   DEFINITIONS

                  All capitalized terms used herein, unless otherwise defined, are used as defined in the Purchase Agreement.

                                     ARTICLE II

                       AMENDMENT NO. 6 TO PURCHASE AGREEMENT

                  (a) Annex X of the Purchase Agreement is hereby amended by (i) adding the following definition thereto:

                           "Investment Base Reserve" means an amount equal to
the product of 2.5% and Investment Base; and

                  (ii) amending and restating the definition of "Availability" to read as follows:

                  "Availability" means, as of any date, the lesser of: (a) an amount equal to: (i) Investment Base times (ii) Purchase Discount Rate minus
(iii) the Yield Discount Amount, the Dilution Reserve, and the Investment Base Reserve and (b) the Maximum Purchase Limit then in effect.

                  (b) Section 5.02 of the Purchase Agreement is hereby amended by moving the word "and" from the end of paragraph (i) to the end of paragraph
(j) and adding a new paragraph (k) to read as follows:

                  "(k) as soon as available after the end of each fiscal month, a consolidated balance sheet of the Parent and its consolidated Subsidiaries as of the end of such fiscal month and including the prior comparable period, and consolidated statement of net income and retained earnings, and of cash flow, of the Parent and its consolidated Subsidiaries for such fiscal month and for the period commencing at the end of the previous fiscal year and ending with the end of such fiscal month, (it being agreed that information shall be presented in such form as Parent may utilize in the presentation of its monthly financial reporting, as in effect from time to time.)

                  (c)      Schedule 3 is hereby amended by:

(i) deleting the definition of "Daily Margin" and substituting therefor the following definition of "Daily Margin":

                           "`Daily  Margin'"  means as of any date, a percentage
                  per annum (the "Reference Percentage") divided by 360, which Reference Percentage shall be determined by reference to the Daily Margin Fixed Charge Coverage Ratio for the four fiscal quarters of the Parent ended on or most recently prior to such date as set forth below:

                              MARGIN LEVEL
   Daily Margin                                                     Reference
   Fixed Charge Coverage Ratio                                      Percentage

   Level I                                                            1.50%
            Less than or equal to 0.40 x
   Level II                                                           1.25%
            Greater than 0.40 x, but less than or equal to 0.50 x
   Level III                                                          1.00%
            Greater than 0.50 x, but less than or equal to 0.75 x
   Level IV                                                           0.75%
            Greater than 0.75 x, but less than or equal to 1.00 x
   Level V                                                            0.60%
            Greater than 1.00 x

                  The Daily Margin shall be (i) calculated for the four preceding fiscal quarter of the Parent (except for the fiscal quarter ending on October 2, 1999 with respect to which such calculation shall be made for the three most recent fiscal quarters), and (ii) determined by reference to the Daily Margin Fixed Charge Coverage Ratio in effect from time to time; provided, that (A) no change in the Daily Margin shall be effective until one Business Day after the date on which the Operating Agent and the Purchaser receive financial statements pursuant to Section 5.02(c) or Section 5.02(e) and a certificate of the chief financial officer of the Parent demonstrating the computation of the Daily Margin Fixed Charge Coverage Ratio, (B) if the Operating Agent and the Purchaser have not received the information described in clause (A) of this proviso within ten days of the day required under Section 5.02(c), or Section 5.02(e), as the case may be, or if a
                  Termination Event or Incipient Event has occurred and is continuing, the Daily Margin shall be determined by reference to Level I for so long as such information has not been received by the Operating Agent and Purchaser or such Termination Event or Incipient Event continues; and (C) until December 15, 1999, the Daily Margin shall be determined by reference to Level I; and

                           (ii)     deleting the definition of Daily Margin
Interest Coverage Ratio and replacing it with the following definition of "Daily Margin Fixed Charge Coverage Ratio" (all references in the Purchase Agreement to "Daily Margin Interest Coverage Ratio" shall from and after the date hereof be deemed to refer to "Daily Fixed Charge Coverage Ratio"):

                  "Daily Margin Fixed Charge Coverage Ratio" means, with respect to any Person and its consolidated subsidiaries for the preceding four fiscal quarters (except for the fiscal quarter ending October 2, 1999, with respect to which such calculation shall be made for the three most recent quarters), the ratio of (i) EBITDA to (ii) Fixed Charges (as defined in Exhibit H) plus Capital Expenditures.

                  (d) Exhibit H of the Purchase Agreement is hereby amended and restated in its entirety to read as follows by deleting the chart as it appears in such Exhibit and substituting in lieu thereof the following:

                             FINANCIAL COVENANTS

                  (a) All covenants (i) shall be calculated on the basis of the financial ratios and net worth percentages for the most recent four consecutive fiscal quarters just completed, ending in each case with one of the quarters specified in the tables below, except as provided in clause (b) below, and (ii) shall be calculated on a quarterly basis. For purposes of determining the covenants set forth in this Exhibit H, Funded Debt shall include any notes, bonds, certificates or other interests issued in securitization of assets of the Originator or any of its Subsidiaries and principal payments on Funded Debt shall include any payments in respect of principal of such securities and Cash Interest Expense shall include any payments or distributions in respect of interest on such securities. The Fixed Charge Coverage Ratio, Minimum EBITDA and Tangible Net Worth covenants with respect to any four fiscal quarters ending before the Second Quarter of 2000 are to be calculated on a pro-forma basis excluding the reserve of $21 million relating to the loss recorded by the Parent in connection with the Turnberry Settlement (except to the extent of any net insurance proceeds, if any, collected in connection with the Turnberry Settlement).

                  (b) The Fixed Charge Coverage Ratio shall be calculated on the basis of the following measurement periods

  Period End Date                            Measurement Period
  ---------------                            ------------------
  April 3, 1999                              First Quarter of 1999
  July 3, 1999                               First and Second Quarters of 1999
  October 2, 1999                            First, Second, and Third Quarters
                                               of 1999
 January 1, 2000                             Most recent four quarters
   and the last day of each fiscal quarter
   thereafter

                  Covenant                                      Covenant Level
I. Parent         Fixed Charge Coverage Ratio (minimum)
                  Fourth Quarter of 1997                        1.00 to 1.00
                  First Quarter of 1998                         1.00 to 1.00
                  Second Quarter of 1998                        1.00 to 1.00
                  Third Quarter of 1998                         0.85 to 1.00
                  Fourth Quarter of 1998                        0.70 to 1.00
                  First Quarter of 1999                         0.46 to 1.00
                  Second Quarter of 1999                        0.60 to 1.00
                  Third Quarter of 1999                         0.40 to 1.00
                  Fourth Quarter of 1999                        0.45 to 1.00

                  First Quarter of 2000                         0.45 to 1.00
                  Second Quarter of 2000                        0.55 to 1.00
                  Third Quarter of 2000 and thereafter          1.00 to 1.00
II.  Seller       Net Worth Percentage (minimum                 15%
III. Parent       Tangible Net Worth (minimum)          $120,000,000 plus 50% of
                      (commencing 10/3/1999)1           Net Income for fiscal
                                                        quarter then ended

IV.  Parent        Minimum EBITDA                              Covenant Level


                   Measurement Period
                   Third Quarter of 1999                        36,000,000

                   Fourth Quarter of 1999                       35,000,000

                   First Quarter of 2000                        36,000,000

                   Second Quarter of 2000                       45,000,000

                   Third Quarter of 2000 and each quarter
                   thereafter                                   55,000,000


                                              [END OF CHART]


                  Capitalized terms used above and not otherwise defined below shall have the meanings specified in Annex X to the Purchase Agreement.
-----------------
1 Commencing with the fiscal quarter ending on October 3, 1999. Tangible Net Worth on the last day of each fiscal quarter shall be not less than the minimum Tangible Net Worth of the Parent required pursuant to this Covenant III for the immediately preceding fiscal quarter, plus 50% of Net Income for the fiscal quarter ended.

                  "Capital Expenditures" means all payments for any fixed assets or improvements or for replacements, substitutions, or additions thereto, which are required to be capitalized in accordance with GAAP, including, without limitation, any such expenditures financed by the proceeds received from the sale of Receivables under the Transfer Agreement, but excluding expenditures under (i) Capital Leases and (ii) financed by the incurrence of Debt (other than pursuant to the Inventory Facility).

                  "Cash Interest Expense" means, with respect to any Person and its consolidated subsidiaries for any period, (i) the sum of the amount of cash interest payable on all Debt of such Person and its consolidated Subsidiaries (other than interest expense eliminated in consolidation in accordance with GAAP) and (ii) Redwood Yield, if any, for such Person.

                  "EBITDA" means, for any Person with respect to any period, (a) consolidated net income of such Person and its consolidated subsidiaries for such period, plus to the extent deducted in determining net income, (b) the sum of (i) such Person's and its consolidated subsidiaries' depreciation and amortization for such period, (ii) Cash Interest Expense for such period, (iii) any provision for taxes based on income or profits that was deducted in computing consolidated net income for such period, and (iv) any other non-cash charges.

                  "Fixed Charges" means, with respect to any Person for any period, the sum of the following amounts payable during such period by such Person and its consolidated subsidiaries: (i) Cash Interest Expense in respect of Funded Debt; (ii) regularly scheduled principal payments on Funded Debt; and
(iii) cash taxes.

                  "Fixed Charge Coverage Ratio" means with respect to any Person and its consolidated subsidiaries, the ratio of (i) EBITDA to (ii) Fixed Charges plus Capital Expenditures.

                  "Funded Debt" means, with respect to any Person and its consolidated subsidiaries, all Debt of such Person and its consolidated subsidiaries which by the terms of the agreement governing or instrument evidencing such Debt matures more than one year from, or is directly or indirectly renewable or extendable at the option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of more than one year from, the date of creation thereof, including current maturities of long-term debt, revolving credit, and short-term debt extendable beyond one year at the option of such Person and its consolidated subsidiaries.

                  "Net Income" means, for any Person with respect to any period, the consolidated net income of such Person and its consolidated subsidiaries.

                  "Net Worth Percentage" means a fraction (expressed as a percentage) (i) the numerator of which is the excess of assets over liabilities, each determined in accordance with GAAP on a basis consistent with the last audited financial statements and (ii) the denominator of which is the Outstanding Balance of Transferred Receivables.

                  "Tangible Net Worth" means, with respect to any Person and its consolidated subsidiaries, assets minus liabilities.

                  (e) Exhibit J is amended and restated to read as follows:

                  (i) As of the last day of any fiscal month, the Net Dilution Ratio shall not exceed 6.5%, (ii) the Default Ratio shall not exceed 2.5%, (iii) the Delinquency Ratio shall not exceed 6.5%, and (iv) neither the Receivables Collection Turnover nor the Gross Dilution Ratio shall exceed the levels set forth below for the corresponding range of Sales Ratios:

    Sales Ratio       Receivables Collection Turnover    Gross Dilution Ratio

    25.0% or less                      41                        8.50%
    25.1%-35.0%                        42                        8.75%
    35.1%-45.0%                        44                        9.00%
    Greater than 45.1%                 46                        9.50%

                  "Sales Ratio" shall mean the ratio (expressed as a percentage) of (x) sales of merchandise in respect of (a) the "Merisel Open Computing Alliance" plus(b) total retail sales, divided by (y) total sales of merchandise.



                                     ARTICLE III

                                WAIVER OF DEFAULT UNDER

                                   PURCHASE AGREEMENT

                   The Operating Agent, the Collateral Agent and the Purchaser agree to waive any potential Termination Event resulting from the potential breach of the Fixed Charge Coverage Ratio and the Interest Coverage Ratio covenants contained in Exhibit H of the Purchase Agreement for the fiscal quarter ended July 3, 1999.

                                        ARTICLE IV

                                   CONDITIONS PRECEDENT

                   The effectiveness of these Amendments and waiver is subject to the conditions precedent that the Collateral Agent, the Operating Agent and the Purchaser shall have received each of the following, in form and substance satisfactory to each such party:

                   (a) A certificate of the Secretary of each of the Seller and the Servicer, dated the date of these Amendments and certifying (i) that attached thereto is a true and complete copy of a resolution of the Board of Directors of the Seller or the Servicer, as the case may be, authorizing the execution, delivery and performance of these Amendments, and all other documents required or necessary to be delivered hereunder and that such resolution has not been modified, rescinded or amended and is in full force and effect and (ii) as to the incumbency and specimen signature of each Person's officers executing these Amendments, and all other documents required or necessary to be delivered hereunder.

                   (b) A certificate of an officer of each of the Seller and the Servicer, dated the date of these amendments, certifying that each of the representations and warranties made by the Seller and the Servicer in these Amendments is true and correct in all material respects as of the date hereof.

                   (c) The opinion of counsel to the Seller, in form and substance reasonably satisfactory to the Purchaser, the Operating Agent and the Collateral Agent, as to certain matters including, without limitation, (i) the valid existence and good standing of the Seller and Servicer, (ii) the power and authority of the Seller and Servicer (or Originator, as the case may be) to execute the Amendments, (iii) the due authorization, execution and delivery of the Amendments by the Seller and Servicer (or Originator, as the case may be),
(iv) the enforceability of the Amendments against the Seller and Servicer (or Originator, as the case may be), and (v) that the execution and delivery of the Amendments (x) does not conflict with the organizational documents of the Seller or Servicer and (y) does not violate or constitute a default under any material financing agreements of the Seller or Servicer.

                   (d)  An   Officer's   Certificate   in  form  and   substance
satisfactory to the Operating Agent to the effect that all of the representations and warranties in the Transfer Agreement and Purchase Agreement are true and correct in all material respects as of the date hereof after giving effect to this Amendment No. 6.

                   (e) The Seller shall pay the fees and expenses of the Purchaser incurred in connection with preparing these Amendments (including, without limitation, reasonable legal fees and expenses).

                   (f) Confirmation from the Rating Agencies that this Amendment No. 6 will not result in the qualification, withdrawal or downgrade of the ratings assigned to the Commercial Paper.

                                  ARTICLE V

                    SELLER'S AND SERVICER'S REPRESENTATIONS

                                AND WARRANTIES

                   Each of the Seller and the Servicer represents and warrants that:

                   (a) these Amendments have been duly authorized, executed and delivered pursuant to its corporation power;

                   (b) these Amendments constitute its legal, valid and binding obligation subject to the effect of bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally; and

                   (c) after giving effect to the amendments referred to herein, there does not exist any Termination Event.

                                    ARTICLE VI

                                   MISCELLANEOUS

                   SECTION 6.1 Confirmation of Purchase Agreement. Each of the Seller and the Servicer agree that, except for the specific amendments and waiver set forth herein, nothing herein shall be deemed to be a waiver or amendment of any covenant or agreement contained in the Purchase Agreement and each of the other documents executed in connection therewith are ratified and confirmed in all respects and shall remain in full force and effect in accordance with its terms. Each reference in the Purchase Agreement to "this Agreement" and in each of the other documents to be executed in connection therewith to the "Purchase Agreement," shall mean the Purchase Agreement as amended by these Amendments and as each such agreement may be hereinafter amended or restated. Nothing herein shall obligate the Seller, the Servicer, the Purchaser, the Operating Agent or the Collateral Agent to enter into any future amendment (whether similar or dissimilar).

                   SECTION 6.2 Waiver by the Seller and Servicer. Except for manifest errors on the part of the Operating Agent, each of the Seller and the Servicer hereby waives any claim, defense, demand, action or suit of any kind or nature whatsoever against the Purchaser, the Operating Agent and the Collateral Agent arising on or prior to the date hereof in connection with the Purchase Agreement or the transactions contemplated thereunder.

                   SECTION 6.3 Counterparts. Delivery of an executed counterpart of a signature page to these Amendments by facsimile shall be effective as delivery of a manually executed counterpart of these Amendments. These Amendments may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                   SECTION 6.4 Governing Law. These Amendments shall be governed by, and construed in accordance with, California law.

                   SECTION 6.5 Effective Date of Amendments. Upon the execution and delivery of these Amendments by the parties hereto and the satisfaction of the conditions precedent set forth herein, the Purchase Agreement shall be amended by these Amendments, effective as of the date hereof.

                   IN WITNESS WHEREOF, the Seller, the Servicer, the Collateral Agent, the Operating Agent and the Purchaser have caused these Amendments to be duly executed by their respective authorized officers as of the date and year first above written.

                   MERISEL CAPITAL FUNDING, INC.,
                   as Seller


                   By:___________________________
                   Title:
                   Name:


                   MERISEL AMERICAS, INC.,
                   as Originator and Servicer


                   By:___________________________
                   Title:
                   Name:


                   GENERAL ELECTRIC CAPITAL CORPORATION,
                   as Operating Agent and Collateral Agent


                   By:___________________________
                   Title:
                   Name:


                   REDWOOD RECEIVABLES CORPORATION,
                   as Purchaser


                   By:___________________________
                   Title:
                   Name: